                                                                   EXHIBIT 10.18



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                           ISTA PHARMACEUTICALS, INC.

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT


                              Dated March 29, 2000








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


                                TABLE OF CONTENTS



                                                                                                                 PAGE
                                                                                                                 ----
1.             Purchase and Sale of Stock..........................................................................1

               1.1           Sale and Issuance of Series D Preferred Stock.........................................1
               1.2           Closing Date; Delivery................................................................1

2.             Representations and Warranties of the Company.......................................................1

               2.1           Organization, Good Standing and Qualification.........................................2
               2.2           Capitalization........................................................................2
               2.3           Subsidiaries..........................................................................2
               2.4           Authorization.........................................................................3
               2.5           Valid Issuance of Preferred and Common Stock..........................................3
               2.6           Governmental Consents.................................................................3
               2.7           Litigation............................................................................3
               2.8           Confidential Disclosure Agreement.....................................................4
               2.9           Patents and Trademarks................................................................4
               2.10          Compliance with Other Instruments.....................................................4
               2.11          Agreements; Action....................................................................5
               2.12          Financial Statements..................................................................6
               2.13          Disclosure............................................................................6
               2.14          Registration Rights...................................................................6
               2.15          Corporate Documents...................................................................6
               2.16          Title to Property and Assets..........................................................6
               2.17          Employee Benefit Plans................................................................6
               2.18          Tax Returns, Payments and Elections...................................................7
               2.19          Labor Agreements and Actions..........................................................7
               2.20          Environmental and Safety Laws.........................................................7
               2.21          Real Property Holding Corporation.....................................................7
               2.22          Insurance.............................................................................7
               2.23          Year 2000.............................................................................7

3.             Representations and Warranties of the Investor......................................................8

               3.1           Authorization.........................................................................8
               3.2           Purchase Entirely for Own Account.....................................................8
               3.3           Disclosure of Information.............................................................8
               3.4           Investment Experience.................................................................8
               3.5           Restricted Securities.................................................................8
               3.6           Further Limitations on Disposition....................................................9
               3.7           Legends...............................................................................9

4.             California Commissioner of Corporations.............................................................9

                                TABLE OF CONTENTS
                                   (CONTINUED)


5.             Conditions to Investors' Obligations at Closing....................................................10

               5.1           Representations and Warranties.......................................................10
               5.2           Performance..........................................................................10
               5.3           Compliance Certificate...............................................................10
               5.4           Qualifications.......................................................................10
               5.5           Opinion of Company Counsel...........................................................10
               5.6           Investors Rights Agreement...........................................................10
               5.7           Election of Director.................................................................10

6.             Conditions of the Company's Obligations at Closing.................................................10

               6.1           Representations and Warranties.......................................................11
               6.2           Payment of Purchase Price............................................................11
               6.3           California Qualification.............................................................11
               6.4           Articles.............................................................................11
               6.5           Investors Rights Agreement...........................................................11

7.             Covenants..........................................................................................11

               7.1           First Refusal and Co-Sale Agreement..................................................11
               7.2           Board of Directors...................................................................11

8.             Miscellaneous......................................................................................11

               8.1           Survival of Warranties...............................................................11
               8.2           Successors and Assigns...............................................................11
               8.3           Governing Law........................................................................12
               8.4           Counterparts.........................................................................12
               8.5           Titles and Subtitles.................................................................12
               8.6           Notices..............................................................................12
               8.7           Finder's Fee.........................................................................12
               8.8           Expenses.............................................................................12
               8.9           Amendments and Waivers...............................................................12
               8.10          Severability.........................................................................13


EXHIBITS

A              Schedule of Investors
B              Amended and Restated Articles of Incorporation
C              Schedule of Exceptions
D              Amended and Restated Investors Rights Agreement
E              Wilson Sonsini Goodrich & Rosati Legal Opinion
F              First Refusal and Co-Sale Agreement

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT



        THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT is made as of the 29th day of March, by and between Ista Pharmaceuticals, Inc., a California corporation located at 15279 Alton Parkway, Suite 100, Irvine, California 92618 (the "Company"), and the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor."

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Purchase and Sale of Stock.

           1.1 Sale and Issuance of Series D Preferred Stock.

               (a) The Company has authorized the sale and issuance of up to 1,776,199 shares of its Series D Preferred Stock (the "Shares") having the rights, privileges and preferences as set forth in the Company's Amended and Restated Articles of Incorporation (the "Articles") in the form attached to this Agreement as Exhibit B.

               (b) Subject to the terms and conditions of this Agreement, the Company will severally issue and sell to each of the Investors, and the Investors will severally buy from the Company the total number of Shares set forth opposite such Investor's name on Exhibit A for the purchase price equal to $5.63 times the number of Shares being purchased. The Company's agreements with each Investor are separate agreements, and the sale to each Investor is a separate sale.

           1.2 Closing Date; Delivery.

               (a) Closing. The closing of the purchase and sale of the Shares under this Agreement to the Investors shall be held at 10:00 a.m. on March 29, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050 or at such other time and place as the Company and the Investors may agree (the "Closing"). The date of such closing is hereinafter referred to as the "Closing Date."

               (b) At the Closing (as defined below) the Company shall deliver to each Investor a certificate, registered in such Investor's name, representing the number of Shares to be purchased by such Investor at the Closing as specified in Exhibit A, against payment of the purchase price therefor by check payable to the Company or by wire transfer in accordance with the Company's wiring instructions.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto as

Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

           2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to execute and deliver this Agreement, and the agreements set forth as Exhibits hereto (collectively, the "Agreements"), to issue, transfer, and sell the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under the terms of the Agreements. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

           2.2 Capitalization. The authorized capital of the Company consists, or will consist prior to the Closing, of:

               (a) 26,933,878 shares of Preferred Stock (the "Preferred Stock"), of which 1,951,753 shares have been designated Series A Preferred Stock, 1,951,753 shares have been designated Series A-1 Preferred Stock, 1,955,555 shares have been designated Series B Preferred Stock, 1,955,555 shares have been designated Series B-1 Preferred Stock, 6,600,000 shares have been designated Series C Preferred Stock, 6,600,000 shares have been designated Series C-1 Preferred Stock, 2,959,631 shares have been designated Series D Preferred Stock and 2,959,631 shares have been designated Series D-1 Preferred Stock. Prior to the Closing, 1,951,753 shares of Series A Preferred Stock are outstanding, 1,955,555 shares of Series B Preferred Stock are outstanding and 6,568,269 shares of Series C Preferred Stock are outstanding, and up to 1,776,199 additional shares of Series D Preferred Stock will be sold pursuant to this Agreement. The rights, privileges and preferences of the Shares will be as stated in the Articles attached hereto as Exhibit B.

               (b) 40,000,000 shares of Common Stock (the "Common Stock"), of which 2,438,927 shares are issued and outstanding.

               (c) Except as set forth in the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

               (d) Except as hereinabove described, (i) the Company has no shares reserved for issuance, and (ii) all of the outstanding shares have been duly authorized and are validly issued, fully-paid and nonassessable.

               (e) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

           2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

           2.4 Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Agreements, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares being sold and transferred hereunder and the Common Stock issuable upon conversion of the Shares have been taken or will be taken prior to the Closing, and the Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

           2.5 Valid Issuance of Preferred and Common Stock.

               (a) The Shares which are being transferred to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the provisions of this Agreement, shall be duly and validly issued, fully paid and nonassessable, free of any liens or encumbrances, and issued in compliance with all applicable federal and state securities law. The transfer of the Shares offered hereby and the subsequent conversion of the Shares into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

               (b) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws and all preemptive rights and rights of first refusal.

           2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to
Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the transfer of the Shares, and any other filing required by applicable state securities or blue sky laws, which will be filed in a timely manner.

           2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

           2.8 Confidential Disclosure Agreement. Each employee, consultant and officer of the Company has executed a Confidential Disclosure Agreement similar to the form attached hereto as Exhibit D and no exceptions have been taken by any such employee, consultant or officer to the terms of such agreement. The Company, after reasonable investigation, is not aware that any of its employees or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

           2.9 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, knowhow information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted and to the best of its knowledge without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware of any reasonable basis for the denial of any pending patent application (including divisions, continuations, continuations in part and renewal applications) relating to the Company's intellectual property rights. The Company is not aware that any of its employees, consultants and officers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution, delivery nor performance of this Agreement, nor the carrying on of the Company's business by the employees, consultants or officers of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, consultants or officers is now obligated.

           2.10 Compliance with Other Instruments.

               (a) The Company is not in violation or default of any provisions of its Articles or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company. The business of the Company is not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration awarded, agency requirements, license or permit of any governmental entity (collectively "Laws"). No investigation or review by any governmental entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor has any governmental entity indicated an intention to conduct the same. To the knowledge of the Company, no material change is required in the Company's processes, properties or procedures in connection with any such Laws and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company has all permits, licenses, franchises, variances, exemption, orders and other governmental authorizations, consent and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent or materially burden or materially impair the ability of the Company to operate its business.

               (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

           2.11 Agreements; Action.

                (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                (b) There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to the Company in excess of $15,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

                (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or Series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $15,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles or Bylaws, which materially adversely affects its business as now conducted and as proposed to be conducted.

                (e) The Company has not engaged in the past twelve (12) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or Series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

           2.12 Financial Statements. The Company has furnished to each Investor its unaudited balance sheet as of December 31, 1999 (the "Balance Sheet") and income statement for the period ended December 31, 1999 (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, (i) are complete and correct in all material respects, (ii) are in accordance with the Company's books and records, (iii) present fairly its financial position as of that date and the results of its operations for the period indicated, and (iv) have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods indicated, subject in the case of interim statements to year end adjustments and the absence of footnotes. Since December 31, 1999 (i) there has been no material adverse change in the financial condition, results of operations, business, properties or prospects of the Company, and (ii) the Company has conducted its business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of its business.

           2.13 Disclosure. The Company has fully provided each Investor with all the information which such Investor has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither the Agreements nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

           2.14 Registration Rights. Except as provided in the Investors Rights Agreement attached hereto as Exhibit E of this Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

           2.15 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Articles and Bylaws of the Company are in the form previously provided to the Investors.

           2.16 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

           2.17 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

           2.18 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. As of the date hereof, there are not pending or, to the knowledge of the Company threatened in writing, any audits, examinations, investigations or other proceedings against the Company in respect to taxes or tax matters. There are not any unresolved questions or claims concerning the Company's tax liability that may have a material adverse effect on the Company. The provision for taxes of the Company as shown in the Balance Sheet is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to
Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on the financial condition, results of operations, business, properties or prospects at the Company.

           2.19 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the financial condition, results of operations, business properties or prospects of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

           2.20 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

           2.21 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

           2.22 Insurance. All material property, clinical trials liability and general liability insurance policies maintained by the Company are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its properties and assets.

           2.23 Year 2000. The Company has reviewed its operations those of any third party with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem, as defined below. The Year

2000 Problem is not reasonably likely to have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein, means any significant risk that the computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000

        3. Representations and Warranties of the Investor. Each Investor hereby represents and warrants, severally and not jointly, that:

           3.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

           3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares and the Common Stock issuable upon conversion of the Shares (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent (other than those Investors set forth on the signature page set forth hereto who are acquiring such shares as custodian or trustee), and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

           3.3 Disclosure of Information. It believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investors to rely thereon.

           3.4 Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

           3.5 Restricted Securities. It understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the

Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

           3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

           3.7 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

               (b) Any legend required by the laws of the State of California or any other applicable state, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

        4. California Commissioner of Corporations. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE

COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF THE SECURITIES IS EXEMPT FROM QUALIFICATION BY 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

        5. Conditions to Investors' Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

           5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing

           5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

           5.3 Compliance Certificate. The vice president of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since October 31, 1999.

           5.4 Qualifications. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Securities to the Investors pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

           5.5 Opinion of Company Counsel. Each Investor shall have received from Wilson Sonsini Goodrich & Rosati, counsel for the Company, an opinion, dated as of the Closing Date, in the form attached as Exhibit F.

           5.6 Investors Rights Agreement. The Company shall have entered into the Investors Rights Agreement in the form attached hereto as Exhibit E.

           5.7 Election of Director. Effective upon the Closing, a designee of Allergan Pharmaceuticals (Ireland) Ltd., Inc., or its affiliate ("Allergan"), shall be elected to the Company's Board of Directors.

        6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless consented to in writing by the Company:

           6.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

           6.2 Payment of Purchase Price. The Investors shall have delivered the purchase price for the Shares.

           6.3 California Qualification. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to the Investors of the Securities or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

           6.4 Articles. The Articles attached hereto as Exhibit B shall have been accepted for filing by the California Secretary of State.

           6.5 Investors Rights Agreement. Each Investor shall have entered into the Investors Rights Agreement in the form attached hereto as Exhibit E.

        7. Covenants.

           7.1 First Refusal and Co-Sale Agreement. The Company will use commercial best efforts to add each Investor as a party to the First Refusal and Co-Sale Agreement, in the form attached hereto as Exhibit G.

           7.2 Board of Directors. So long as Allergan owns at least 750,000 Shares or Common Stock of the Company (subject to adjustment for stock splits, dividends or the like), the Company agrees (i) to nominate a representative of Allergan to the Company's Board of Directors or (ii) if a nominee of Allergan is not represented on the Company's Board of Directors, the Company shall invite a representative of Allergan to attend all meeting of its Board of Directors, including committee meetings, in a nonvoting observer capacity and, in this respect, shall give such representative timely copies of all notices, minutes, consents, and other material that the Company provides to its directors.

        8. Miscellaneous.

           8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

           8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

           8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) upon personal delivery; (ii) upon transmission by facsimile (receipt verified); (iii) upon the fifth day following deposit by registered or certified mail (return receipt requested), postage prepaid, and , if delivered to a party overseas, by air mail; or (iv) upon the second day following dispatch by express courier service (receipt verified), to the party to be notified at the address indicated for such party in Exhibit A or in the case of the Company on the first page of this Agreement, or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof.

           8.7 Finder's Fee. Each Investor, severally and not jointly, agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

           8.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares, and with the same consent the Company may enter into a supplemental agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

           8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.



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                                      -13-

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                           ISTA PHARMACEUTICALS, INC.

                                           By: /s/ EDWARD H. DANSE
                                              ---------------------------------

                                           Title: Chief Executive Officer
                                                 ------------------------------

                                  INVESTORS:

                                  Allergan Pharmaceuticals (Ireland) Ltd., Inc.



                                  By: /s/ FRANCIS R. TUNNEY, JR.
                                     ------------------------------------------


                                  Its: Secretary
                                      -----------------------------------------

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS



                                                            Series D
                                                            Preferred                    Purchase
           Names and Addresses                               Stock                        Price
---------------------------------------------               ---------               -----------------
Allergan Pharmaceuticals (Ireland) Ltd., Inc.               1,776,199               $   10,000,000.37
2525 Dupont Drive
Irvine, California 92612

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS


        This Schedule of Exceptions, dated as of March 29, 2000, is made and given pursuant to paragraph 2 of the Series D Preferred Stock Purchase Agreement dated March 29, 2000 (the "Agreement") of Ista Pharmaceuticals, Inc. (the "Company"). The paragraph numbers in this Schedule of Exceptions correspond to the paragraph numbers in the Agreement; however, any information disclosed herein under any paragraph number shall be deemed to be disclosed and incorporated into any other paragraph number under the Agreement where such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

        2.2 Capitalization.

            (c) The Company has adopted a stock option plan under which 4,750,000 shares of Common Stock have been reserved for issuance. Prior to the Closing, options to purchase 3,341,050 shares of the Company's Common Stock are currently outstanding and 728,367 shares of the Company's Common Stock have been reserved for future grants.

            The Company has entered into an Investors Rights Agreement, dated as of the date hereto, pursuant to which the holders of at least 100,000 shares of Preferred Stock have been granted a right of first offer to purchase certain securities offered by the Company.

            The Company has issued Warrants for the purchase of up to 1,153,777 shares of Common Stock. The Warrants entitle the holder to purchase Common Stock at a purchase price of $0.56 per share. The Warrants expire at the earlier of a firmly underwritten public offering of the Company's common stock or five years from date of issuance.

            The Company and certain shareholders have entered into a First Refusal and Co-Sale Agreement, dated as of the date hereof.

        2.3 Subsidiaries. The Company owns 100% of the capital stock of Visionex Pte. Ltd ("Visionex"), a company organized under the laws of Singapore.


        2.5 Valid Issuance of Preferred and Common Stock.

            See Section 2.2 above.

            Investors' subsequent transfers of the Shares may be subject to the First Refusal and Co-Sale Agreement.

        2.8 Confidential Disclosure Agreement.

            Each of our scientific advisors has signed a non-disclosure agreement.

        2.9 Patents and Trademarks.

            The Company has entered into a field-limited exclusive license agreement with a certain third-party pursuant to which the Company may develop and commercialize certain ophthalmic products utilizing the enzyme hyaluronidase.

            The Company has entered into a Trademark License Agreement with Sophia S.A. granting certain rights to Sophia for the use of the Company's Vitrase mark in Mexico.

            The Company intends to enter into an agreement with Keratoform and its founders to acquire the rights to certain U.S. and foreign patent applications.

            The Company intends to enter into an agreement with Allergan Sales, Inc. and Allergan Sales, Ltd. whereby Allergan Sales, Inc. and Allergan Sales, Ltd. would be granted certain rights for the use of the Company's Vitrase related patents.

        2.11 Agreements; Action.

             See 2.9 above.

             (a) The Company entered into unsecured loan agreement, dated May 29, 1997, with Edward Danse, the Company's Chief Executive Officer.

             (b) The Company has entered into a lease credit line with Lease Management Services, Inc. pursuant to which the Company granted a security interest in its fixed assets. Under this agreement, the Company has an outstanding balance of approximately $300,000 and lease credit line of $1,100,000.

             The Company has entered into a commercial Lease Agreement, dated September 13, 1996, for its offices located at 15279 Alton Parkway, Irvine, California, which provides for monthly lease payments of approximately $12,000 through September 30, 2001.

             The Company has entered into a Commercial Lease agreement, dated January 1, 1996, for medical offices in Tijuana, Mexico which provides for monthly lease payments of approximately $3,000 through January, 2003.

             The Company has entered into consulting agreements with the following individuals; Charles May, O.D. (variable up to $6,000 per month), Christina Kenney, M.D. Ph.D. ($5,000 per month), David Harper, M.D. ($7,500 per month), Frank Killey, Ph.D. (approximately $12,000 per month), Edgar Thomas, M.D. (approximately $7,500 per month), Baruch Kupperman, M.D. Ph.D. (approximately $7,500 per month), Anthony Nesburn, M.D. ($3,000 per quarter), Judy Atkins (approximately $10,000 per month) and Syneract, Inc. (approximately $10,000 per month).

             The Company intends to enter into an agreement with Staticon, Inc. which will provide for up to approximately $200,000 in payments for clinical research services in connection with the Company's Vitrase Phase III Study in Hungary.

             The Company has entered into a development agreement with ChemSyn Laboratories which provides for payments of up to $34,500 in connection with the development of GMP production of a certain raw material used for one of the Company's products.

             The Company has entered into a Distribution agreement, dated April 23, 1998, with Sophia S.A. which grants Sophia exclusive distribution rights for the Company's Vitrase product in Mexico.

             The Company has entered into a Distribution Agreement, dated June 27, 1997, with Visionex which grants Visionex exclusive distribution rights for the Company's Vitrase and Corneaplasty products in certain Asian markets.

             The Company has entered into an agreement with CroMedica Global, Inc. ("CroMedica"), dated September 8, 1998, which provides for up to $450,000 in payments for clinical research services in connection with the Company's Vitrase Phase III Study in South Africa.

             The Company has entered into an agreement with Covance dated November 3, 1998, modified September 10, 1999, which provides for up to approximately $6 million in payments for clinical research services in connection with the Company's Vitrase Phase III Studies in the United States, Canada, Europe and Brazil.

             The Company has entered into an agreement with CroMedica dated May 19, 1999, which provides for payments up to $2.7 million for the performance of clinical research services in connection with the completion of Company's Vitrase Phase III Studies in the United States, Canada, South Africa, Australia and Europe.

             The Company has entered or intends to enter into agreements with all clinical investigators involved in the Company's Vitrase Phase III clinical trials, which among other provisions, will provide for payments to the clinical investigator of up to $3,000 per enrolled patient.

             The Company has entered into a Supply Agreement dated September 23, 1999 with Biozyme Laboratories, Ltd. which, amongst other provisions, will require the Company to purchase certain capital equipment totaling $140,000, provide payment to Biozyme of approximately $130,000 upon achievement of certain events, and require the Company to purchase minimum annual amounts of material from Biozyme.

             In connection with the terms of the Company's Supply Agreement with Biozyme Laboratories, Inc., Company is required, beginning in calendar year 1999, to purchase annual minimum amounts of material from Biozyme.

             On March 9, 2000, the Company borrowed $4,000,000 from Visionex, its wholly owned subsidiary (the "Note"). The Note, which was provided to Investor's counsel for review, carries a 7% and is due on January 31, 2001.

        2.16 Title to Property and Assets. The Company has entered into a lease credit line with Lease Management Services, Inc. pursuant to which the Company granted a security interest in its fixed assets. Under this agreement, the Company has an outstanding balance of approximately $300,000 and lease credit line of $1,100,000.

        2.17 Employee Benefit Plans. The Company has established a non-contributory 401(k) plan for its employees.

        2.23 Year 2000.

               The Company has completed an assessment of its internal computer software and hardware systems, and believes that the "Year 2000 Problem" is not likely to have a material effect on the Company's business or operations conducted with these systems.

               The Company has reviewed representations of CroMedica and Covance with regard to its programs regarding the "Year 2000 Problem." CroMedica and Covance have made representations to the Company that these programs will result in Year 2000 compliance, however, the Company cannot verify CroMedica's and Covance's full year 2000 compliance at this time.

               The Company has reviewed the operations of other vendors which are currently providing services to the Company and does not believe that the "Year 2000 Problem" will have a material effect on the Company's operations as it pertains to these vendors.



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                                      -4-

        IN WITNESS WHEREOF, the Company has caused this Schedule of Exceptions to be executed by its proper and duly authorized officer as of the date and year first written above.



                                           ISTA PHARMACEUTICALS, INC.


                                           By:
                                              ---------------------------------


                                           Title:
                                                 ------------------------------